Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3ASR No. 333-187610) of Colony Financial, Inc. pertaining to the registration of common stock, preferred stock, depositary shares, warrants, rights and debt securities;

(2)	Registration Statement (Form S-8 No. 333-197883) pertaining to the Colony Financial, Inc. 2014 Equity Incentive Plan;

(3)	Registration Statement (Form S-8 No. 333-177829) pertaining to the Colony Financial, Inc. 2011 Equity Incentive Plan;

(4)	Registration Statement (Form S-8 No. 333-162188) pertaining to the Colony Financial, Inc. 2009 Non-Executive Director Stock Plan;

of our reports dated February 27, 2015, with respect to the consolidated financial statements and schedules of Colony Financial, Inc. and the effectiveness of internal control over financial reporting of Colony Financial, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Los Angeles, California
February 27, 2015